UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N. Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

On April 28, 2016, the Company and H.I.G Capital, LLC, (collectively, insureds), and Allianz Global Risks US Insurance Company, Lexington Insurance Company, and XL Insurance Company, (collectively, insurers) consummated a Release and Settlement Agreement that is discussed in more detail below.

The purpose of the Release and Settlement Agreement is to settle all claims, controversies, and disputes between the Parties arising from damage to AERT’s extrusion facility at Springdale, AR as a result of a fire occurring on July 13, 2013 and the related insurance claims submitted by the Insureds.

The parties have agreed to keep the terms of the settlement confidential. The net settlement recovery was for replacement and repair of damaged assets and business interruption costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

Date: May 3, 2016	By:	/s/ Timothy D. Morrison
Timothy D. Morrison
Chief Executive Officer and Director